SACIO, INC.
                        (a Development Stage Company)
                               BALANCE SHEETS
                                 UNAUDITED

                             ASSETS            Dec 31            Dec 31
                                                1999              1998
Current Assets
   Cash                                            15             4,300
                                               ------            ------
Total Current Assets                               15             4,300
Fixed Assets
                                               ------            ------
Net Fixed Assets                                    0                 0
Other Assets
      Organization Costs                            0                 0
      Less Amortization                             0                 0
                                               ------            ------
Total Other Assets                                  0                 0
                                               ------            ------
Total Assets                                       15             4,300
                                               ======            ======

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
                                                     ------      ------
Total Current Liabilities                                 0           0

Long Term Liabilities
                                                     ------      ------
Total Long Term Liabilities                               0           0
                                                      -----      ------
Total Liabilities                                         0           0

Stockholders Equity
   Common Stock - $.001 par value                     3,289           2
   20,000,000 shares authorized, 3,289,500 issued
   and outstanding at 12/31/99, 10,935,000 issued
   and outstanding at 12/31/98
Additional Paid In Capital                             1,013      4,299
Beginning Retained Earnings                           -3,863         -1
   Net Loss                                             -424          0
                                                     -------     ------
   Ending Retained Deficit                            -4,287         -1
                                                     -------     ------
Total Stockholders Equity                                 15      4,300
                                                     -------     ------
Total Liabilities and Stock Holders Equity                15      4,300
                                                     =======     ======

                               SACIO, INC.
                       STATEMENTS OF OPERATIONS
                     (a Development Stage Company)
                       For The Nine Month Ended
                               UNAUDITED

                                                     Dec 31      Dec 31
                                                       1999       1998
                                                     ------      ------
Revenues
                                                     ------      ------
Total Revenue                                             0           0

Direct Cost
                                                     ------      ------
Total Cost Of Goods Sold                                  0           0
                                                     ------      ------
Gross Profit                                              0           0

Operating Expenses
   General, Selling, & Administrative                   424           0
   Licenses & Fees                                        0           0
Accounting & Audit Fees                                   0           0
                                                     ------      ------
Total Operating Expenses                                424           0
                                                     ------      ------
Loss From Operations                                   -424           0

Other Income & Expense
                                                     ------      ------
Total Other Income & Expense                              0           0
                                                     ------      ------
Loss Before Taxes                                      -424           0
                                                     ------      ------
Net Loss                                               -424           0
                                                     ======      ======

Net Loss Per Share                                      NIL           0

Weighted Average Number of Common
   Shares Outstanding                              3,289,500 10,935,000

                               SACIO, INC.
                     (a Development Stage Company)
                        STATEMENT OF CASH FLOWS
                       For The Nine Months Ended
                                UNAUDITED

                                                      Dec 31      Dec 31
                                                       1999        1998
                                                      ------      ------

Cash Flow From Operating Activities

   Net Income (Loss)                                    -424          0

Adjustment To Reconcile Net Income (Loss) To
Net Cash In Operating Activities:
   Amortization                                            0          0
   Change In Assets And Liabilities                        0          0

Net Cash Flows From Operating Activities                -424          0

Cash Flows From Investing Activities:
   Organization Costs                                      0          0

Net Cash Flows From Investing Activities                   0          0

Cash Flows From Financing Activities:
   Issuance Of Common
   Stock For Cash                                          0          0

Net Cash Flows From Financing Activities                   0          0

Net Increase (Decrease) In Cash                         -424          0

Cash At Beginning of Period                              439      4,300

Cash At End Of Period                                     15      4,300